UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 27, 2023

Kuber Resources Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26119	87-0629754
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1113, Tower 2, Lippo Centre

89 Queensway, Admiralty, Hong Kong

(Address of principal executive offices)

+852 3703 6155

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2023, (i) Li Jiyong was appointed and consented to act a Director of the Board of Directors, and (ii) Wu Yingda was appointed and consented to act as an Director of the Board of Directors of the Company.

LI, JIYONG

Mr Li graduated from the China University of Electronic Science and Technology. He is the also currently the chairman of the Wood Chain Network and an inventor of flame retardant and antibacterial technology. He is the Vice President of the Mergers and Acquisitions Branch of the Shenzhen Listed Companies Association.

WU, YINGDA

Mr Wu is a Certified Public Accountant in China since 2006. In 2008, he became a Certified Tax Agent and a member of the China Association of Tax Agents. In 2015, he worked as a partner in a tax agent firm in China and has provided consulting and auditing to a number of listed companies in China.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	DIRECTORS RESOLUTIONS, DATED November 27, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 27, 2023

Kuber Resources Corporation

/s/ Raymond Fu
By:	Raymond Fu
Title:	Director

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	DIRECTORS RESOLUTIONS, DATED November 27, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)